EXHIBIT 10.1

FIRST AMENDMENT TO THE

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This First Amendment (the “First Amendment”) to the License, Development and Commercialization Agreement effective as of July 9, 2015 (the “Agreement”) is by and between Mersana Therapeutics, Inc. (“Mersana”), with offices at 840 Memorial Dr., Cambridge, MA 02139, USA, and Recepta Biopharma, S.A. (“Recepta”), with offices at Rua Tabapuã, 1123 conj 36, Itaim Bibi, São Paulo, SP, CEP 04533 – 014, Brazil, and is effective as of the date that it is fully executed by the Parties (the “First Amendment Effective Date”).  Capitalized terms not otherwise defined herein shall have the definitions ascribed to them in the Agreement.

BACKGROUND

WHEREAS, the Parties have been in discussions regarding the payment of the First Product Milestone Payment for the Initiation of first Phase II Clinical Trial (the “Phase II Milestone Payment”) as provided in Section 5.2 of the Agreement; and

WHEREAS, in the interest of clarifying the matter, the Parties have agreed to amend the Agreement to modify the Phase II Milestone Payment provisions;

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby agreed and acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	Defined Terms:

a.

“XMT-1536 Clinical Trial” is defined as that certain open-label clinical trial entitled: “Phase 1b, First-in-Human, Dose Escalation and Expansion Study of XMT-1536 in Patients with Solid Tumors Likely to Express NaPi2b,” with the ClinicalTrials.gov identifier: NCT03319628.

b.

“Pivotal Trial” is defined as a  clinical trial of a drug product designed to demonstrate statistically significant clinical efficacy and safety in human patients (in conjunction with performance of a therapeutic procedure) pursuant to a clinical study agreed with the FDA, which trial the FDA accepts as a clinical trial necessary for regulatory approval of such product.

2.

Section 5.2 of the Agreement is hereby amended to delete, in its entirety, the Development milestone entitled “Initiation of first Phase II Clinical Trial” and its related payment of US$1,500,000 for the First Product.

3.	The following Development milestones shall be added to the table in Section 5.2:

Development Milestones	First Product	Second Product
	Milestone Payment
Dosing of first patient in the expansion cohort of the XMT-1536 Clinical Trial	$600,000	N/A
The first event to occur of the following: 1. The FDA requires the inclusion of additional patients in the XMT-1536 Clinical Trial expansion cohort as a condition precedent to giving the clearance for Mersana to begin a Pivotal Trial for XMT-1536; or 2. Mersana Initiates its first Phase II Clinical Trial; or 3. Mersana Initiates its first Pivotal Trial.	$900,000	N/A

4.	The following is hereby added at the end of Section 5.2:

“If a Development milestone is achieved pursuant to this Section 5.2 for a Licensed Product, and a prior Development milestone for such Licensed Product has not previously been paid by Mersana, then such unpaid previous Development milestone payment shall become due and payable in addition to and concurrently with the applicable Development milestone payment due hereunder.”

5.

Except as modified as set forth herein, the Agreement remains in full force and effect.  This First Amendment and the Agreement represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the Parties about the subject matter of this First Amendment and the Agreement merge into this First Amendment and the Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, Mersana and Recepta, by their duly authorized officers, have executed this First Amendment.

MERSANA THERAPEUTICS, INC.RECEPTA BIOPHARMA S.A.

By: /s/ Anna ProtopapasBy: /s/ José Fernando Perez

Name: Anna ProtopapasName: José Fernando Perez

Title: President & CEOTitle: CEO

Date: August 19, 2019Date: August 19, 2019